Exhibit (l)(4)

1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

March 24, 2015

Horizon Technology Finance Corporation
312 Farmington Avenue
Farmington, Connecticut 06032

Re:         Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form N-2 (Registration No. 333-178516) originally filed on December 15, 2011 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and most recently amended on July 2, 2014 and on or about the date hereof (the “Registration Statement”), relating (1) to the proposed issuance by the Company of up to 2,357,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), including 357,000 shares that may be sold pursuant to the underwriters’ over-allotment option, and (2) the proposed sale by a selling stockholder of 380,000 shares (the “Selling Stockholder Shares” and, collectively with the Company Shares, the “Shares”), each to be sold to underwriters pursuant to an underwriting agreement substantially in the form filed as Exhibit (h)(5) to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering these opinions, including the following documents:

(i)	the Registration Statement;

(ii)	the Underwriting Agreement;

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(iii)	the form of certificate evidencing the Shares, filed as Exhibit (d)(1) to the Registration Statement;

(iv)	the Amended and Restated Certificate of Incorporation of the Company;

(v)	the Amended and Restated Bylaws of the Company;

(vi)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

(vii)	resolutions of the board of directors of the Company relating to, among other things, the initial authorization and issuance of the Selling Stockholder Shares and the authorization and issuance of the Company Shares.

As to the facts upon which these opinions are based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.         When (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto (other than the selling stockholder named therein) and (ii) the Company Shares are (a) issued and delivered against receipt by the Company of payment therefor at a price per Company Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the terms of the Underwriting Agreement, and (b) if applicable, countersigned by the transfer agent, the Company Shares will be validly issued, fully paid and nonassessable.

2.        The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and judicial interpretations thereof. We are members of the bar of the State of New York.

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We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP